                                                                   Exhibit 10.32

                                      LEASE

                                 BY AND BETWEEN

                         SILICON VALLEY PROPERTIES, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                   AS LANDLORD

                                       AND

                                NEW FOCUS, INC.,
                            A CALIFORNIA CORPORATION
                                    AS TENANT

                             FOR PREMISES LOCATED AT

                   2580 JUNCTION AVENUE, SAN JOSE, CALIFORNIA

                                TABLE OF CONTENTS

SUMMARY OF BASIC LEASE TERMS................................................................1

ARTICLE 1  DEFINITIONS......................................................................1

ARTICLE 2  DEMISE, CONSTRUCTION, AND ACCEPTANCE.............................................3

ARTICLE 3  RENT.............................................................................4

ARTICLE 4  USE OF PREMISES..................................................................5

ARTICLE 5  TRADE FIXTURES AND ALTERATIONS...................................................7

ARTICLE 6  REPAIR AND MAINTENANCE...........................................................9

ARTICLE 7  WASTE DISPOSAL AND UTILITIES....................................................10

ARTICLE 8  COMMON OPERATING EXPENSES.......................................................12

ARTICLE 9  INSURANCE.......................................................................14

ARTICLE 10 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY ...............................16

ARTICLE 11 DAMAGE TO PREMISES..............................................................17

ARTICLE 12 CONDEMNATION....................................................................18

ARTICLE 13 DEFAULT AND REMEDIES............................................................19

ARTICLE 14 ASSIGNMENT AND SUBLETTING.......................................................21

ARTICLE 15 GENERAL PROVISIONS .............................................................25

                                        i
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                          SUMMARY OF BASIC LEASE TERMS

       SECTION
        (LEASE
      REFERENCE)                                                 TERMS
           A.              LEASE REFERENCE DATE:        December 23, 1999
     (Introduction)

           B.              LANDLORD:                    SILICON VALLEY PROPERTIES, LLC a Delaware limited liability
     (Introduction)                                     company

           C.              TENANT:                      New Focus, Inc.
     (Introduction)                                     a California corporation

           D.              PREMISES:                    That area consisting of approximately 51,985 square feet of
     (Section 1.20)                                     gross leasable area the address of which is 2580 Junction
                                                        Avenue, San Jose, California, within the Building as shown on
                                                        EXHIBIT A.

           E.              PROJECT:                     The land and improvements shown on EXHIBIT A consisting of
     (Section 1.21)                                     multiple commercial buildings the aggregate gross leasable area of which is approximately 259,521 square feet.

           F.              BUILDING:                    The building in which the Premises are located known as 2580
      (Section                                          1.7) Junction Avenue, San Jose, California containing approximately
                                                        51,985 square feet of gross leasable area.

           G.              TENANT'S SHARE:              100% of the Building (i.e., 51,985/51,985)
     (Section 1.28)                                     20.03% of the Project (i.e., 51,985/259,521)

           H.              TENANT'S ALLOCATED PARKING STALLS:  Tenant shall be entitled to use Tenant's Share the
      (Section 4.5)        parking available to the Building stalls.

           I.              SCHEDULED COMMENCEMENT DATE:  March 15, 2000
     (Section 1.24)

           J.              LEASE TERM:                  Eighty-four (84) calendar months, plus if the Commencement
     (Section 1.18)                                     Date is other than the first day of a calendar month, the
                                                        first month shall include the remainder of the calendar
                                                        month in which the Commencement Date occurs plus the first full calendar month thereafter; provided, however, that the inclusion of any partial month in the first full calendar
                                                        month shall not entitle Tenant to any additional free rent.
                                                        Any free rent shall be applied on a daily basis (based on
                                                        a 30 day month) so that Tenant does not receive additional free rent if the first month includes a full calendar month plus any partial month. Base Monthly Rent and Additional
                                                        Rent for any partial month shall be prorated on a daily basis.

           K.              BASE MONTHLY RENT:
      (Section 3.1)


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
                           MONTHS (following the Commencement Date)                        BASE MONTHLY RENT
                           1 - 3 (the "Free Rent Period")                                            -0-
                           4 - 12                                                           $  94,342.38
                           13 - 24                                                          $  97,981.33
                           25 - 36                                                          $ 101,765.84
                           37 - 48                                                          $ 105,701.72
                           49 - 60                                                          $ 109,795.05
                           61 - 72                                                          $ 114,052.10
                           73 - 84                                                          $ 118,479.44

                           During the Free Rent Period, no Base Monthly Rent shall be due and payable, but all Additional Rent, including, without limitation, "Tenant's Share" of "Common Operating Expenses" (as such terms are hereinafter defined) shall be due and payable. If the Commencement Date is other than the first day of a calendar month, then the Free Rent Period shall be calculated on the basis of a 30 day month and applied on a daily basis.

           L.              PREPAID RENT:                $94,342.38, plus Tenant's Share of Common Operating Expenses
      (Section 3.3)                                     for one full month.

           M.              SECURITY DEPOSIT:            $1,184,794.40, which may in the form of a Letter of Credit
      (Section 3.3)                                     as provided in Addendum No. 1 attached hereto.

            N              PERMITTED USE:               General office, administration, research and development and
      (Section 4.1)                                     light manufacturing.

           O.              PERMITTED TENANT'S ALTERATIONS LIMIT:  $25,000.00
      (Section 5.2)

           P.              TENANT'S LIABILITY INSURANCE MINIMUM:  $3,000,000.00
      (Section 9.1)

           Q.              LANDLORD'S ADDRESS:          c/o The Martin Group
      (Section 1.3)                                     2290 North First Street, Suite 108
                                                        San Jose, California 95131
                                                        Attn: Property Manager

                           With a copy to:              Divco West Group, LLC
                                                        150 Almaden Blvd., Suite 700
                                                        San Jose, CA 95113
                                                        Attn.: Asset Manager

           R.              TENANT'S ADDRESS:
      (Section 1.3)        Before the Commencement Date:          2630 Walsh Avenue
                                                                  Santa Clara, CA 95051
                                                                  Attn.: David Shoquist

                           From and after the Commencement Date: at the Premises, attn.: David Shoquist

           S.              RETAINED REAL ESTATE BROKERS:  Wayne Mascia Associates representing Tenant and Colliers
     (Section 15.13)       Parrish International, Inc. representing Landlord.

           T.              LEASE:                       This Lease includes the summary of the Basic Lease Terms,
     (Section 1.17)                                     the Lease, and the following exhibits and addenda:


           EXHIBIT A - Project Site Plan and Outline of the Premises EXHIBIT B - Work Letter for Tenant Improvements
           EXHIBIT C - Acceptance Agreement
           Addendum No. 1


        The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:                                        TENANT:

SILICON VALLEY PROPERTIES, LLC, a                By:   NEW FOCUS, INC.
Delaware limited liability company                     a California corporation

By:   Divco West Group, LLC,                           By:/s/ George Yule
      a Delaware limited liability company                ----------------------
      Its Agent                                        Name: George Yule
                                                             -------------------
                                                       Title: V.P. Operations
                                                              ------------------

      By:/s/ Scott Smithers                     Dated: December 23, 1999
         --------------------------
      Name: Scott Smithers
      Its: President

Date: December 24, 1999

                                      LEASE

        This Lease is dated as of the lease reference date specified in SECTION A, of the Summary and is made by and between the party identified as Landlord in SECTION B of the Summary and the party identified as Tenant in SECTION C of the Summary.

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 GENERAL. Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

        1.2    ADDITIONAL RENT. The term "Additional Rent" is defined in
PARA 3.2.

        1.3 ADDRESS FOR NOTICES. The term "Address for Notices" shall mean the addresses set forth in SECTIONS Q AND R of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

        1.4 AGENTS. The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

        1.5 AGREED INTEREST RATE. The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

        1.6 BASE MONTHLY RENT. The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to PARA 3.1 which is specified in SECTION K of the Summary.

        1.7 BUILDING. The term "Building" shall mean the building in which the Premises are located which Building is identified in SECTION F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

        1.8 COMMENCEMENT DATE. The term "Commencement Date" shall mean the earlier of: (i) the date the "Tenant Improvements" have been "Substantially Completed" (as such terms are defined in Exhibit B attached hereto) except for such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or (ii) thirty (30) days after the date Landlord notifies and permits Tenant to have early occupancy of part of the Premises as provided in PARA 12.5 hereof, which is estimated to be the date Landlord obtains possession of the Premises from the existing tenant (whose lease is scheduled to expire on February 14, 2000). To the extent the Commencement Date is delayed due to any `Tenant Delay" (as defined in Exhibit B attached hereto), then the calculation of the date under clause (i) above shall be deemed the date the Tenant Improvements would have been Substantially Completed (as defined in Exhibit B) but for such Tenant Delay, Tenant acknowledges that the Commencement Date may occur prior to the date the Tenant Improvements will be Substantially Completed or when Tenant may physically occupy the Premises. However, Landlord covenants and agrees to use its commercially reasonably efforts to construct the Tenant Improvements with due diligence. Notwithstanding the date for the Commencement Date provided above, Tenant may have early access to the Premises as provided in Section 2.5 hereof.

        1.9 COMMON AREA. The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the

Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

        1.10 COMMON OPERATING EXPENSES. The term "Common Operating Expenses" is defined in PARA 8.2.

        1.11 EFFECTIVE DATE. The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

        1.12 EVENT OF TENANT'S DEFAULT. The term "Event of Tenant's Default" is defined in PARA 13.1.

        1.13 HAZARDOUS MATERIALS. The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in PARA 7.2E.

        1.14 INSURED AND UNINSURED PERIL. The terms "Insured Peril" and "Uninsured Peril" are defined in PARA 11.2E.

        1.15 LAW. The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in PARA 7.2E) and the Americans with Disabilities Act, 42 U.S.C. Sections 12101 ET. SEQ. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

        1.16 LEASE. The term "Lease" shall mean the Summary and all elements of this Lease identified in SECTION T of the Summary, all of which are attached hereto and incorporated herein by this reference.

        1.17 LEASE TERM. The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

        1.18 LENDER. The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security instrument.

        1.19 PERMITTED USE. The term "Permitted Use" shall mean the use specified in SECTION N of the Summary.

        1.20 PREMISES. The term "Premises" shall mean that building area described in SECTION D of the Summary that is within the Building.

        1.21 PROJECT. The term "Project" shall mean that real property and the improvements thereon which are specified in SECTION E, of the Summary, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

        1.22 PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date (and a copy of same have been previously delivered to Tenant), or (ii) are recorded after the Effective Date and are approved by Tenant.

        1.23 REAL PROPERTY TAXES. The term "Real Property Taxes" is defined in PARA 8.3.

        1.24 SCHEDULED COMMENCEMENT DATE. The term "Scheduled Commencement Date" shall mean the date specified in SECTION I of the Summary.

        1.25 SECURITY INSTRUMENT. The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

        1.26 SUMMARY. The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

        1.27 TENANT'S ALTERATIONS. The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

        1.28 TENANT'S SHARE. The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's gross leasable area identified in SECTION D of the Summary by the Building Gross Leasable Area, which as of the Effective Date is the percentage identified in SECTION G of the Summary, and by the Project Gross Leasable Area, which as of the Effective Date is the percentage identified in SECTION G of the Summary.

        1.29 TRADE FIXTURES. The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

                                    ARTICLE 2

                      DEMISE, CONSTRUCTION, AND ACCEPTANCE

        2.1 DEMISE OF PREMISES. Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in PARA 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

        2.2 COMMENCEMENT DATE. The Lease Term shall commence on the Commencement Date as defined in PARA 1.8 hereof.

        2.3 CONSTRUCTION OF IMPROVEMENTS. Landlord shall construct certain improvements that shall constitute or become part of the Premises if required by, and then in accordance with, the terms of EXHIBIT B.

        2.4 DELIVERY AND ACCEPTANCE OF POSSESSION. The Scheduled Commencement Date is the date estimated by the parties that will be thirty (30) days after the date Landlord obtains possession of the Premises from the existing tenant. Since the Tenant Improvements may not be Substantially Completed by the Scheduled Commencement Date, Tenant will not be able to use all of the Premises while the Tenant Improvements are being constructed. Subject to the scope of the Tenant Improvements contained in the Construction Plans (as defined in Exhibit B attached hereto), the parties contemplate that Tenant will be able to occupy approximately one-half of the Premises while Landlord's contractor is constructing the Tenant Improvements in the remainder of the Premises. Tenant agrees to cooperate with Landlord's contractor in connection with the construction of the Tenant Improvements and not to interfere with the work of the contractor, including any work that may have to be done in the area of the Premises being occupied by Tenant. Tenant acknowledges and accepts the various inconveniences that may be associated with the use of any portion of the Premises and Common Areas during the construction of the Tenant Improvements, such as construction obstacles, noise and debris, the passage of work crews, uneven air conditioning service and other typical conditions incident to the construction of improvements. Tenant agrees that such inconveniences and annoyances shall not give Tenant any rights against Landlord. Tenant shall accept possession and enter into good faith occupancy of the entire Premises and commence the operation of its business therein within 30 days after the Tenant Improvements have been Substantially Completed. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent defects, but excluding all latent defects, which Landlord shall promptly repair after receipt of written notice of such latent defect. Tenant agrees to provide notice to Landlord of any latent defects promptly after Tenant discovers such latent defect. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession, After the Commencement Date and Substantial Completion of the Tenant Improvements, Landlord and Tenant shall together execute an acceptance agreement in the form attached as EXHIBIT C, appropriately completed. Tenant's obligation to pay Base Monthly Rent and Additional Rent in accordance with this Lease shall not be excused or delayed because of Tenant's failure to execute such acceptance agreement.

        2.5 EARLY OCCUPANCY. Landlord agrees that Tenant may have early occupancy of approximately one-half of the Premises in the area reasonably approved by Landlord where the majority of the work for Tenant Improvements will not be done to the extent such early occupancy is permitted under applicable law. Such right to early occupancy shall commence on the day following the date that Landlord obtains possession of the Premises from the existing tenant until the Commencement Date (the "Early Occupancy Period") and Landlord agrees to notify Tenant when such early occupancy is available. During the Early Occupancy Period, Tenant may use such portion of the Premises it may occupy early to install its Trade Fixtures and to extent permitted under applicable Law, for any use permitted under this Lease; provided, however, that Tenant does not interfere with the construction of the Tenant Improvements. During the Early Occupancy Period, all of the terms and provisions of the Lease shall apply, except the Lease Term shall not commence until the Commencement Date and Tenant shall not be required to pay any Base Monthly Rent or Tenant's Share of Common Operating Expenses; however, Tenant shall be obligated to pay for its utilities.

                                    ARTICLE 3

                                      RENT

        3.1 BASE MONTHLY RENT. Commencing on the Commencement Date (but subject to the Free Rent Period) and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in SECTION K, of the Summary.

        3.2 ADDITIONAL RENT. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to PARA 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in PARA 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by PARA 14.1; (iv) any legal fees and costs due Landlord pursuant to PARA 15.9; and (v) any other charges due Landlord pursuant to this Lease.

        3.3 PAYMENT OF RENT. Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in SECTION L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If SECTION K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in PARA 11.4 and PARA 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in SECTION Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

        3.4    LATE CHARGE, INTEREST AND QUARTERLY PAYMENTS.

               (a) LATE CHARGE. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys' fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when due such payment is due, then Tenant shall immediately pay to Landlord a late charge equal to 10% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment; provided, however, that Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) days after receipt of written notice from Landlord, except that this notice and cure period shall only be applicable for the first two times Tenant fails to pay any Base
Monthly Rent or Additional Rent when due during each calendar year. If
Landlord has provided two notices of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such late charge shall be due if payment is not made when due without any grace period or notice. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to PARA 13.2B.

               (b) INTEREST. If any rent remains delinquent for a period in excess of five (5) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

               (c) QUARTERLY PAYMENTS. If Tenant during any six (6) month period shall be more than five (5) days delinquent in the payment of any rent or other amount payable by Tenant hereunder on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant's default hereunder

        3.5 SECURITY DEPOSIT. On the Effective Date, Tenant shall deposit with Landlord the amount set forth in SECTION M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

        3.6 ELECTRONIC PAYMENT. If Tenant has failed to pay Base Monthly Rent or Additional Rent three or more times as and when due, then Landlord shall have the right, on not less than thirty (30) days prior written notice to Tenant (the "Electronic Payment Notice"), to require Tenant to make subsequent payments of Monthly Base Rent and Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the "Electronic Payment"). The Electronic Payment Notice shall set forth the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant's bank or financial institution. Landlord shall have the right, after at least ten (10) days prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment.

                                    ARTICLE 4

                                 USE OF PREMISES

        4.1 LIMITATION ON USE. Tenant shall use the Premises solely for the Permitted Use specified in SECTION N of the Summary. There shall not be any change in use without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises.

           Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window coveting to cover all windows in the Premises, except that Tenant shall not be obligated to change its window coverings that Landlord previously approved unless Tenant elects to change such window coverings in the future. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

        4.2 COMPLIANCE WITH REGULATIONS. Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease. Tenant shall not be deemed in breach of this section for failure to comply with an applicable Law if such non-compliance with such Law by Tenant is due to the failure of Landlord to perform its obligations under this Lease.

        4.3 OUTSIDE AREAS. No materials, supplies, tanks or containers, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

        4.4 SIGNS. Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. At its expense, Tenant may have its name placed on the existing monument sign for the Building, provided the design and location are approved by Landlord (which shall not be unreasonably withheld) and it complies with all Laws. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria then in effect and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

        4.5 PARKING. Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in SECTION H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord, but such designation shall be done in a non-discriminatory manner. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of

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the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation program under such reasonable rules and regulations as are from time to time established by Landlord, provided that there is no material resultant cost, expense or material inconvenience to Tenant. So long as Tenant is in occupancy at the Premises, Landlord agrees that it will not provide exclusive parking rights in the area immediately adjacent to the Premises to other parties (except as required by applicable Law) in an unreasonable discriminatory manner that will materially and adversely affect Tenant's parking rights under this section.

        4.6 RULES AND REGULATIONS. Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations. Landlord agrees to enforce such rules and regulations in a non-discriminatory manner against all similarly situated tenants.

                                    ARTICLE 5

                         TRADE FIXTURES AND ALTERATIONS

        5.1 TRADE FIXTURES. Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises, except to the extent any Trade Fixture will use, generate, store or dispose of any Hn7ardous Material in which case the prior written consent of Landlord shall be required before such Trade Fixture may be installed. All Trade Fixtures shall remain Tenant's property.

        5.2 TENANT'S ALTERATIONS. Construction by Tenant of Tenant's Alterations shall be governed by the following:

               A. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval. Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in SECTION O of the Summary per work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct the Leasehold Improvement until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality. If Landlord has not responded to Tenant's request for approval of any Tenant's Alterations within twenty (20) days after Landlord's receipt of such written request together with all other information required under this Lease, Tenant may provide a second written request and the failure of Landlord to respond to such second request within ten (10) days after receipt of same shall be deemed an approval of such proposed Tenant's Alteration.

               B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

               C. All Tenant's Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises, except as provided herein. At the expiration or sooner

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termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

        5.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in PARA 5.4).

        5.4 AMORTIZATION OF CERTAIN CAPITAL IMPROVEMENTS. Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project, but only to the extent of the amount of any savings in Common Operating Expenses; (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Building or Common Areas of the Project that has been damaged by any peril to the extent the cost thereof is not of a type covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of 10% of the then replacement cost of the Project. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

               A. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

               B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

        5.5 MECHANIC'S LIENS. Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

        5.6 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge

                                    8

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is assessed by any governmental agency because of the
execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                                    ARTICLE 6

                             REPAIR AND MAINTENANCE

        6.1 TENANT'S OBLIGATION TO MAINTAIN. Except as otherwise provided in PARA 6.2, PARA 11.1., and PARA 12.3, Tenant shall be responsible for the following during the Lease Term:

               A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

               B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

               C. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 90 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord.

               D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

        6.2 LANDLORD'S OBLIGATION TO MAINTAIN. Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.


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


        6.3 CONTROL OF COMMON AREA. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

                                    ARTICLE 7

                          WASTE DISPOSAL AND UTILITIES

        7.1 WASTE DISPOSAL. Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

        7.2 HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

               A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

               B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials. Landlord acknowledges and agrees that Tenant shall not be responsible for any contamination of the Project by Hazardous Materials by any third party other than Tenant's Agents. Landlord agrees that it shall not deposit, dispose, generate or use any Hazardous Materials in the Project in violation of the applicable

                                         10

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Environmental Laws and that is shall otherwise comply with all Hazardous
Material Laws at the Project to the extent required under applicable Law.

               C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household or office chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

               D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in PARA 7.2A and/or PARA 7.2B.

               E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

               F. The obligations of Landlord and Tenant under this PARA 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this 917.2. In the event of any inconsistency between any other part of this Lease and this PARA 7.2, the terms of this PARA 7.2 shall control.

        7.3 UTILITIES. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

        7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control, Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.


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

                                    ARTICLE 8

                            COMMON OPERATING EXPENSES

        8.1 TENANT'S OBLIGATION TO REIMBURSE. As Additional Rent, Tenant shall pay Tenant's Share (specified in SECTION G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating Expenses fairly allocable to the Building, including (i) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general are not fairly allocable to any one building that is part of the Project Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following.
(I) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 90 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses. Such inspection must be within 30 days of Tenant's receipt of Landlord's annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

               Since the Project consists of multiple buildings, certain Common Operating Expenses may pertain to a particular building and other Common Operating Expenses to the Project as a whole (such as Common Operating Expenses for the Common Areas of the Project), Common Operating Expenses applicable to any particular building within the Project shall be allocated to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Common Operating Expenses applicable to the Project (such as the Common Areas of the Project) shall be charged to each building in the Project (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such Common Operating Expenses to the buildings (including the Building) and such allocation shall be binding on Tenant

        8.2 COMMON OPERATING EXPENSES DEFINED. The term "Common Operating Expenses" shall mean the following:

               A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning and repairing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire, property damage, earthquake and other insurance covering the Project carried by Landlord pursuant to PARA 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing and operating the HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting and restriping the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in

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any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) replacing the roof, replacing the HVAC system, and resurfacing of the parking and sidewalk areas in the Common Area (as opposed to re-sealing which shall be treated as an expense and included in Common Operating Expenses), the cost of which shall be amortized over the useful life of the improvement together with interest as provided in PARA 5.4 hereof; and (x) other capital improvements as provided in PARA 5.4 hereof;

               B. The following costs: (i) Real Property Taxes as defined in PARA 8.3; (ii) the amount of any commercially reasonable "deductible" paid by Landlord with respect to damage caused by any Insured Peril; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord or its property manager at or below the grade of general or property manager but only to the extent they are involved in the performance of the work described by PARA 8.2A that is fairly allocable to the Project;

               C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of 5% of the Base Monthly Rent.

               D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles.

               E. Common Operating Expenses shall not include any of the following:

                      (1) payments on any loans or ground leases affecting the Project;

                      (2)    depreciation of any buildings within the Project;

                      (3) the cost of tenant improvements installed for the exclusive use of other tenants of the Project;

                      (4) Repairs or other work occasioned by any casualty of the type to the extent for which insurance is maintained by Landlord (or required under this Lease to be maintained by Landlord), and for which insurance recovery is obtained by Landlord, to the extent of the amount of the insurance recovery with Landlord agreeing to use its commercially reasonable efforts to obtain such recovery;

                      (5) Repairs or other work occasioned by the exercise of the right of eminent domain;

                      (6) Marketing costs, leasing commissions, finder's fees, attorney fees, costs and disbursements and other expenses incurred in connection with negotiations with prospective tenants or for the sale or refinancing of the Building or the Project, or legal fees incurred in connection with this Lease;

                      (7) Costs incurred due to violation by Landlord of this Lease;

                      (8) Amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Building, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;

                      (10) Any costs, fines or penalties incurred due to violation by Landlord of any governmental rule or authority;

                      (11)   Charitable or political contributions;


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                      (12)   Costs associated with the operation of the business
of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building or the Project, including, without limitation, accounting (other than for an audit) and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building or the Project and costs of any disputes between Landlord and its employees;

                      (13) Costs for special services provide to other tenants of the Project and not provided, available or offered to Tenant; and

                      (14) Costs to remediate any Hazardous Materials at the Project.

        8.3 REAL PROPERTY TAXES DEFINED. The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasigovernmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                                    ARTICLE 9

                                    INSURANCE

        9.1 TENANT'S INSURANCE. Tenant shall maintain insurance complying with all of the following:

               A. Tenant shall procure, pay for and keep in full force and effect the following:

                      (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in SECTION P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in PARA 10.3;

                      (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                      (3) Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers' compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance

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that is either (i) required by any Lender, or (ii) reasonably required by
Landlord and customarily carried by tenants of similar property in similar businesses.

               B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this PARA 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is approved by Landlord; (vii) shall contain a cross liability endorsement; and
(viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this PARA 9.1.

               C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this PARA 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this PARA 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage,. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this PARA 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this PARA 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

        9.2 LANDLORD'S INSURANCE. Landlord shall have the following obligations and options regarding insurance:

               A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain "deductibles" which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

               B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

               C. TENANT'S OBLIGATION TO REIMBURSE. If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.


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        9.3    RELEASE AND WAIVER OF SUBROGATION. The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to properly that is caused by or results from any risk insured against under any valid and collectible insurance policy carried or required to be carried by either of the parties which contains or could have contained if requested by the party that obtained such insurance a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs PARA 9.1A and PARA 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of PARA 9.1 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

                                   ARTICLE 10

                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

        10.1 LIMITATION ON LANDLORD'S LIABILITY. Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any: (i) failure, interruption or installation of any HVAC or other utility system or service;
(ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise.

        10.2 LIMITATION ON TENANT'S RECOURSE. If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

        10.3 INDEMNIFICATION OF LANDLORD. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant's Default, Landlord shall hold harmless, indemnify and defend Tenant from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from the active negligence or willful misconduct of

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Landlord in the Common Areas. The provisions of this 110.3 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 11

                               DAMAGE TO PREMISES

        11.1 LANDLORD'S DUTY TO RESTORE. If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to PARA 11.2 or by Tenant pursuant to PARA 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to PARA 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either
PARA 11.2 or PARA 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage; provided, however, that Landlord's restoration obligation is limited to the extent of the applicable insurance proceeds it receives, Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction.

        11.2 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

               A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 270 days after the date of such damage; or

               B. The Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this PARA 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

               C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this PARA 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

               D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

               E. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually insured against (or required to be insured by Landlord under this Lease) for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage and Landlord agrees to use its commercially reasonable efforts to collect such insurance proceeds (which efforts shall not be deemed to include the commencement of any litigation or arbitration or other action or proceeding against the insurance carrier or any lender); and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or

                                    17

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flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

        11.3 TENANT'S RIGHT TO TERMINATE. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to PARA 11.2, then as soon as reasonably practicable, but in no event later than 45 days after the date of the damage, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 10 business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

               A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 270 days after the date of such damage; or

               B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

        11.4 ABATEMENT OF RENT. In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                                   ARTICLE 12

                                  CONDEMNATION

        12.1 LANDLORD'S TERMINATION RIGHT. Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

        12.2 TENANT'S TERMINATION RIGHT. Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by PARA 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

        12.3 RESTORATION AND ABATEMENT OF RENT. If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

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        12.4   TEMPORARY TAKING. If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

        12.5 DIVISION OF CONDEMNATION AWARD. Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (1) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

        13.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

               A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 5 days after delivery of written notice from Landlord specifying such failure to pay; or

               B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

               C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

               D.     Tenant shall have abandoned the Premises; or

               E. The occurrence of the following. (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 USC Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this
Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

               F. Tenant shall have failed to deliver documents required of it pursuant to PARA 15.4 or PARA 15.6 within the time periods specified therein; or

               G. Any two (2) failures by Tenant to observe and perform any provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and noncurable default.

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        Any written notice of default sent by Landlord to Tenant may be in a form required under applicable statutory or regulatory provisions (and no further notice shall be required should Landlord elect to terminate this Lease as set forth below).

        13.2 LANDLORD'S REMEDIES. If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

               B. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this PARA 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

               C. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including any efforts to lease the Premises, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

               D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                      (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                      (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or

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restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

               E. Nothing in this PARA 13.2 shall limit Landlord's right to indemnification from Tenant as provided in PARA 7.2 and PARA 10.3. Any notice given by Landlord in order to satisfy the requirements of PARA 13.1A or PARA 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

        13.3 WAIVER. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or reader unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

        13.4 LIMITATION ON EXERCISE OF RIGHTS. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

        13.5 WAIVER BY TENANT OF CERTAIN REMEDIES. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 TRANSFER BY TENANT. The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this PARA 14.1 as "Tenant"):

               A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord,
(ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to PARA 14.1 B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this 114.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

               B. At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 20 days of receipt of such request together with the required accompanying documentation, or (ii) 10 days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within 7 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord's consent in accordance with the same process for obtaining Landlord's initial consent to such Transfer.

               C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. If Landlord elects to so terminate this Lease, Tenant shall have the right to rescind its request for consent to the Transfer and not enter into or consummate the Transfer upon written notice to Landlord within five (5) days after receipt of notice from Landlord to recapture and terminate, in which case Landlord recapture and termination notice shall not be effective as to such initially proposed Transfer. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

                      Notwithstanding the foregoing, Landlord shall not have the right to recapture the portion of the Premises covered by any sublease that individually or in the aggregate of all subleases is for less than 20% of the square footage of the Premises if (i) such subleases are executed prior to the second annual anniversary of the

Commencement Date of this Lease, and (ii) Tenant is occupying and actively conducting its business in the balance of the Premises. While such subleases shall not be subject to Landlord's right to recapture, they shall be subject to all of the other provisions of Article 14 of this Lease (any such sublease under this paragraph shall be referred to herein as a "Special Sublease").

               D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                      (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

                      (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 80% of all Subrent (as defined in PARA 14.1 D(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Sublet owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

                      (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 80% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

                      (4) Tenant's obligations under this PARA 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this PARA 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                      (5) As used in this PARA 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the then fair market value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this PARA 14.1D, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question.

               E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

               F. Notwithstanding anything contained in PARA 14.1, so long as Tenant otherwise complies with the provisions of PARA 14.1 Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50% (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to PARA 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to PARA 14.1D.

               G. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

                      (1) The financial strength, credit, character and business or professional standing of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease, provided, however that this requirement shall not be applicable for any subtenant in a Special Sublease (as defined in PARA 14.1C);

                      (2) A proposed transferee who would significantly and adversely impact or affect the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Project;

                      (3) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause);

                      (4) The existence of any default by Tenant under any provision of this Lease;

                      (5) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant's business is subject and which would require Landlord to construct or make improvements or changes to the Building or areas outside of the Premises;

                      (6) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building or in the Project at such time;

                      (7) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project;

                      (8) The proposed transferee's use would materially increase the expenses associated with operating, maintaining and repairing the Building or the Project;

                      (9) The rent proposed to be charged by Tenant to the proposed transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other building in the Project for a comparable term, calculated using a present value system, or

                      (10) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord.


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


               H. REASONABLE RESTRICTION. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the "Code") Section 1951.4(b)(2).

        14.2 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                                   ARTICLE 15

                               GENERAL PROVISIONS

        15.1 LANDLORD'S RIGHT TO ENTER. Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii)"posting notices of non-responsibility, (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this PARA 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, provided that Landlord exercises its rights of entry in a commercially reasonable manner so as to not unreasonably interfere with Tenant's use and occupancy of the Premises; however, Landlord shall not be obligated to perform work outside of normal business hours or incur any additional costs in connection therewith.

        15.2 SURRENDER OF THE PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to PARA 7.2A or PARA 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all interior and exterior windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and
(vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to PARA 5.2C and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

        15.3 HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to


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

month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the greater of (a) the Base Monthly Rent payable during the last full calendar month of the Lease Term, or (b) the then prevailing fair market rent.

        15.4 SUBORDINATION. The following provisions shall govern the relationship of this Lease to any Security Instrument:

               A. The Lease is subject and subordinate to all. Security Instruments existing as of the Effective Date, However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument;

               B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

               C. Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, except for defaults in the performance of repair and maintenance obligations by Landlord under this Lease which continue to exist after the date the Lender so takes possession of the Project and has received notice of such defaults (which shall be subject to the applicable cure periods for such Under). Tenant's failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant's Default.

               D. SNDA. Landlord has informed Tenant that the Project is currently encumbered by a Security Instrument. At Tenant's sole cost and expense, Landlord shall request the beneficiary (or its servicer) of the existing Security Instrument that encumbers the Premises as of the date hereof issue its subordination, nondisturbance and attornment agreement ("SNDA"), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Security Instrument or sale under such Security Instrument, so long as Tenant is not in default hereunder. Landlord's sole obligation under this section is to request such SNDA. Tenant is responsible for paying all costs and expenses for such SNDA, including, without limitation, the lender attorneys' fees and disbursements. Obtaining the SNDA is not a condition precedent or subsequent to the Lease, nor a breach of Landlord's obligation. The failure of such lender to issue its SNDA shall not relieve Tenant of any of its obligations under the Lease.

        15.5 MORTGAGEE PROTECTION AND ATTORNMENT. In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by certified mail to any Lender whose name has been provided to Tenant and, so long as Tenant's use and occupancy is no being materially affected by such default, shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure, who agrees with Tenant to be bound as Landlord under this Lease.

        15.6 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

        15.7   INTENTIONALLY DELETED.

        15.8 NOTICES. Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in SECTION Q or SECTION R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and
(iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this PARA 15.8, provided, however, that any address to which notices may be sent must be a California address.

        15.9 ATTORNEYS' FEES. In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

        15.10 CORPORATE AUTHORITY. Each entity executing this Lease on behalf of such entity represents and warrants to the other that the person signing on behalf of such entity is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with organizational documents for such entity and that this Lease is binding upon such entity in accordance with its terms, and that the entity has full right and authority to enter into this Lease.

        15.11 MISCELLANEOUS. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any enclosed atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

        15.12 TERMINATION BY EXERCISE OF RIGHT. If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This PARA 15.12 does not apply to a termination of this Lease by either party as a result of a default by the other patty.

        15.13 BROKERAGE COMMISSIONS. Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying patty. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

        15.14 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of either party (except financial inability) shall excuse the performance by such party, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

        15.15 ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date,

LANDLORD:                                       TENANT:

By:   SILICON VALLEY PROPERTIES, LLC,           By:    NEW FOCUS, INC.
      a Delaware limited liability company             a California corporation

By:   Divco West Group, LLC,                           By:/s/ George Yule
      a Delaware limited liability company                ----------------------
      Its Agent                                        Name: George Yule
                                                             -------------------
                                                       Title: V.P. Operations
                                                              ------------------

      By:/s/ Scott Smithers                     Dated: December 23, 1999
         --------------------------
      Name: Scott Smithers
      Its: President

Date: December __ , 1999

                                   EXHIBIT "A"

                                    Site Plan

                                    [GRAPHIC]

                                    EXHIBIT B

                       WORK LETTER FOR TENANT IMPROVEMENTS

        1. DEFINED TERMS. All defined terms referred to in this Exhibit shall have the same meaning as defined in that certain Lease by and between Silicon Valley Properties, LLC, a Delaware limited liability company, as Landlord, and New Focus, Inc., a California corporation, as Tenant (the "Lease") to which this Exhibit is a part, except where expressly defined to the contrary.

        2. CONSTRUCTION OF THE TENANT IMPROVEMENTS. Landlord shall construct the Tenant Improvements in accordance with this exhibit and the construction contract to be executed by Landlord and its contractor(s). The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant.

        3. ADDITIONAL DEFINITIONS. Each of the following terms shall have the following meaning:

               "CONSTRUCTION BUDGET"- A estimate of the Construction Costs for the Tenant Improvements prepared by Landlord after or in connection with the preparation of the Construction Plans.

               "CONSTRUCTION COSTS"- All costs and expenses approved by Landlord to construct the Tenant Improvements, including all fees and expenses for:

                      (a) architectural/space planning services utilized by Landlord in the preparation of any space plan;

                      (b) architects, engineers and consultants in the preparation of the Preliminary Plans, Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

                      (c) surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

                      (d) labor, materials, equipment and fixtures supplied by the general contractor, its subcontractors and/or materialmen;

                      (e) the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

                      (f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises, including costs of meter and key control for after-hour electrical power usage;

                      (g)    all window and floor coverings in the Premises;

                      (h) all fire and life safety control systems , such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Premises;

                      (i) all plumbing, fixtures, pipes and accessories installed within the Premises;

                      (j) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and plan checks) required for the Tenant improvement work in the Premises;

                      (k) supervision and administration expense, including the construction supervision fee payable to Landlord's agent and property manager and/or representative equal to seven (7%) of the Construction Costs;

                      (l) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

                      (m) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority for any work at the Building or Project in order to construct the Tenant Improvements.

               The term Construction Costs shall not include any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or the cost of any of Tenant's furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment.

               "CONSTRUCTION PLANS" - The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.

               "FORCE MAJEURE DELAYS" - Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor,
(iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. The time for performance of any obligation of Landlord to construct Landlord's work under this Work Letter or the Lease shall be extended at Landlord's election by the period of any delay caused by any of the foregoing events.

        "LANDLORD'S ALLOWANCE" - The amount of $519,850.00 to be paid by Landlord for the Construction Costs for the Tenant Improvements, which sum shall be paid directly to the contracting parties entitled to payment. Any unused portion of Landlord's Allowance for the Tenant Improvements shall remain the property of Landlord, and Tenant shall have no interest in said funds.

        "SUBSTANTIAL COMPLETION," "SUBSTANTIALLY COMPLETE," "SUBSTANTIALLY COMPLETED" - The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred or would have occurred but for Tenant Delays:

                      (a) Landlord has delivered to Tenant a written notice stating that the Tenant Improvements have been Substantially Completed substantially in accordance with the Construction Plans, except "punch list" items which may be completed without materially impairing Tenant's use of the Premises or a material portion thereof; and

                      (b) Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or signed building permit (or equivalent), if one is required, for the Tenant improvements permitting occupancy of the Premises by Tenant,

               "TENANT DELAY" - Any delay incurred by Landlord in the completion of the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Preliminary Plans and the Construction Plans beyond the applicable time period set forth in this Exhibit, if any; (ii) a delay in the performance of work in the Premises by Tenant or any person employed by Tenant; (iii) any changes requested by Tenant in or to previously approved work or in the Construction Plans; (iv) requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; (v) the failure of Tenant to pay as and when due under this Work Letter all Construction Costs and other costs and expenses to construct the Tenant Improvements in excess of Landlord's Allowance; (vi) interference with the construction of the Tenant Improvements; (vii) any delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Exhibit or otherwise provided in the Lease.

               "TENANT IMPROVEMENTS" - The improvements to be installed by Landlord in the Premises substantially in accordance with the Construction Plans.

        4.     PREPARATION OF PRELIMINARY PLANS AND CONSTRUCTION PLANS.

               4.1 PRELIMINARY PLANS. Concurrent with its execution of the Lease, Tenant shall submit to Landlord or its architect or designer all additional information, including occupancy requirements for the Tenant Improvements in the Premises ("Information"), necessary to enable the architect, designer or contractor to prepare a preliminary plans for the Tenant Improvements containing all demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, and other rooms and layout Landlord shall be entitled to rely upon all plans, drawings and information supplied by or for Tenant in preparing the preliminary plans. Landlord shall cause the architect to prepare the preliminary plans as soon as is commercially reasonable after the architect's receipt of the Information. Within five (5) days after receipt of the preliminary plans, Tenant shall notify Landlord in writing that (i) Tenant approved such preliminary plans; or (ii) Tenant disapproves such preliminary plans in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay. Tenant shall not unreasonably withhold its approval to the preliminary plans. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such preliminary plans. The preliminary plans approved by the parties as provided above shall be referred to as the "Preliminary Plans."

               4.2 CONSTRUCTION PLANS. After approval of the Preliminary Plans, Landlord shall cause the architect to prepare as soon as is commercially reasonable the Construction Plans for the construction of the Tenant Improvements and deliver the same to Tenant as soon as reasonably possible. Within five (5) days after receipt of the Construction Plans, Tenant shall notify Landlord in writing that (i) Tenant approved the Construction Plans; or
(ii) Tenant disapproves the Construction Plans because they vary in design from the Preliminary Plans approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such plans.

        5. APPROVAL OF THE CONSTRUCTION BUDGET. After approval of the Construction Plans by Landlord and Tenant as provided above, Landlord shall prepare the Construction Budget for the Construction Costs as soon as is commercially reasonable. The Construction Budget shall not be subject to the prior written approval of Tenant, unless the estimated Construction Costs exceed the amount of Landlord's Allowance. If the Construction Budget reflects Construction Costs in excess of Landlord's Allowance, Landlord shall deliver a copy of such Construction Budget to Tenant for its review and approval, which shall not be unreasonably withheld. Tenant shall notify Landlord in writing within five (5) days after receipt of the Construction Budget that (a) Tenant approves the Construction Budget, or (b) that Tenant disapproves of the Construction Budget because it varies from the Construction Plans or contains specific costs not contained within the meaning of Construction Costs. Such disapproval shall constitute a Tenant Delay. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed an approval by Tenant.

        6. BUILDING PERMITS. After approval by Landlord and Tenant of the Construction Plans and Construction Budget as provided above, Landlord or its contractor shall submit as soon as is commercially reasonable the Construction Plans to the appropriate governmental body for plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Construction Plans necessary to obtain the building permit and to the extent the aggregate amount of the Construction Costs exceeds the amount of Landlord's Allowance, Tenant shall be responsible for such additional costs, notwithstanding the amount previously specified in the Construction Budget approved by Landlord and Tenant.

        7. PAYMENT. Landlord shall pay for the Construction Costs for the Tenant Improvements, not to exceed the amount of Landlord's Allowance, Tenant acknowledges and agrees that it shall be responsible for payment of all Construction Costs in excess of Landlord's Allowance and shall pay to Landlord within ten (10) days after request from Landlord the amount of such excess Construction Costs.

        8. CHANGES. Any changes in the Construction Plans or Construction Budget, including, without limitation, any changes required by any applicable law, rule, regulation or ordinance, shall require the prior written consent of Landlord in its sole and absolute discretion. Any changes requested by Tenant and approved by Landlord shall be prepared by Landlord's architect, engineer or contractor. The cost of such changes, including the cost to revise the Construction Plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid out of Landlord's Allowance (only to the extent funds are available and not committed for payment of other Construction Costs). If such costs for changes exceed the

Landlord's Allowance, such excess costs shall be paid by Tenant, at its sole cost and expense, to Landlord within ten (10) days after Tenant's receipt of notice from Landlord. If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment;
(ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant's obligation to pay for same or any additional costs or expenses incurred as a result thereof. Any delay caused as a result of such a change or request for a change shall constitute a Tenant Delay. The cost of a change order and any resulting delay in connection and additional cost incurred as a result thereof shall be determined by Landlord's architect, which determination shall be binding upon the parties.

                                   EXHIBIT "C"

                              ACCEPTANCE AGREEMENT

     This Acceptance Agreement is made as of _________, 2000, by and between the parties hereto with regard to that Lease dated __________, 19___ (the "Lease") by and between Silicon Valley Properties, LLC, a Delaware limited liability company, as Landlord ("Landlord"), and New Focus, Inc., a California corporation, as Tenant ("Tenant"), affecting those premises commonly known as 2580 Junction Avenue, San Jose, California. The parties hereto agree as follows:

1. All of the Tenant improvements (as defined in Exhibit B to the Lease) required to be constructed by landlord by the Lease have been completed in accordance with the terms of the Lease and are hereby accepted by Tenant

2. The Commencement Date of the Lease Term is ___________, 19__, and the Lease Term for the Premises shall expire on _____________, _____, unless sooner terminated according to the terms of the Lease.

LANDLORD:                                       TENANT:

By:   SILICON VALLEY PROPERTIES, LLC,           By:    NEW FOCUS, INC.
      a Delaware limited liability company             a California corporation

By:   Divco West Group, LLC,                           By:
      a Delaware limited liability company                ----------------------
      Its Agent                                        Name:
                                                             -------------------
                                                       Title:
                                                              ------------------

      By:                                              By:
         --------------------------                       ----------------------
      Name: Scott Smithers                             Name:
      Its: President                                        -------------------
                                                       Title:
                                                              ------------------

Dated:                                          Dated:
      -----------------------------                   --------------------------

                                 ADDENDUM NO. 1

     This ADDENDUM NO. 1 (this "Addendum") is made in connection with and is a part of that certain Lease, dated as of December 23, 1999, by and between SILICON VALLEY PROPERTIES LLC, a Delaware limited liability company, as Landlord, and NEW FOCUS, INC., a California corporation, as Tenant, (the "Lease").

     1. DEFINITIONS AND CONFLICT. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

     2. LETTER OF CREDIT SECURITY DEPOSIT. Pursuant to the terms of the Lease, a Security Deposit of $1,184,794.40 is required from Tenant. In lieu of depositing cash for the full amount of the Security Deposit, Tenant shall have the right to deposit a letter of credit for up to the required amount of the Security Deposit so long as at all times the amount of the Letter of Credit and the cash portion of the Security Deposit equals the required amount of the Security Deposit. Said letter of credit shall be in the form of an irrevocable, unconditional and clean standby letter of credit and otherwise in the form set forth below (the "Letter of Credit"). The term Security Deposit shall mean the cash portion of the Security Deposit and the Letter of Credit.

            2.1 FORM OF LETTER OF CREDIT. The Letter of Credit shall be issued by a national bank acceptable to Landlord in its reasonable discretion, with offices in the San Francisco Bay Area that will accept and pay on any draw on the Letter of Credit. The Letter of Credit shall be issued for a term of at least twelve (12) months (with a term during the last year of the Lease Term of at least one full month following the expiration of the Lease Term) and shall be in a form and with such content acceptable to Landlord in its sole and absolute discretion. Any Letter of Credit that Tenant delivers to Landlord in replacement of an existing Letter of Credit shall be in an amount equal to the replaced Letter of Credit (prior to any draws) so that the cash and Letter of Credit together equal the amount of the Security Deposit specified in the Lease. Any such replacement Letter of Credit shall be delivered to and received by Landlord no later than thirty
(30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold the same as Security Deposit; provided, however, that if Tenant provides a replacement Letter of Credit that meets the requirements of this section, Landlord shall promptly return to Tenant in cash that amount of the Letter of Credit that had been drawn upon by Landlord. The Letter of Credit shall expressly permit full and partial draws. If for any reason the Letter of Credit does not permit partial draws, then Landlord shall have the right to make a full draw on the Letter of Credit, notwithstanding that the full amount may not be required to cure any default by Tenant. The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Landlord) at no cost or expense to beneficiary. The Letter of Credit shall provide that it may be drawn by Landlord (or its assignee) upon presentation by Landlord to the issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s), together with a written statement executed by Landlord stating that the amount requested is due Landlord under the Lease. The amount of the draw requested by Landlord shall be payable by the bank without further inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.

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            If the Letter of Credit is drawn upon by Landlord, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to amount required under the Lease and this Addendum. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to use all or any part of the Letter of Credit or cash portion of the Security Deposit, and such use shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall not be entitled to any interest on the cash portion of the Security Deposit. The exercise of any rights of Landlord to the Security Deposit shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant. If Landlord draws upon the entire amount of the Letter of Credit, Tenant may deliver a replacement Letter of Credit to Landlord, instead of depositing cash with Landlord, equal to the original amount of the Letter of Credit.

            2.2 REDUCTION AFTER TIME. The amount of the Security Deposit may be reduced to (a) $710,876.64 after the first annual anniversary of the Commencement, (b) $473,917.76 after the second annual anniversary of the Commencement Date, (c) $236,958.88 after the third anniversary of the Commencement Date, and (b) $118,479.44 after the fourth annual anniversary of the Commencement Date; provided that a default or breach by Tenant of any provision of the Lease does not exist and no such default or breach occurred during the year immediately prior to the effective date of the reduction under this section. If Tenant is entitled to reduce the amount of the Security Deposit pursuant to this paragraph and Tenant delivers to Landlord written notice of its request to so reduce the amount of the Security Deposit, then Tenant may, not less than (10) days after Landlord's receipt of such notice, either obtain and deliver a new or amended Letter of Credit to replaced or amend, as the case may be, the then existing Letter of Credit, in an amount equal to requirement amount of the Security Deposit.

     3. EXPANSION SPACE. San Jose Technology Properties, LLC, a Delaware corporation ("SJT") owns the building located at 2590 Walsh Avenue, Santa Clara, California that contains approximately 110,778 square feet of space (the "Expansion Space"). The Expansion Space is currently leased to Stryker Corporation pursuant to a separate lease between Stryker Corporation, as tenant, and SJT, a landlord (the "Stryker Lease"), SJT is currently indirectly affiliated or related to Landlord.

            3.1 FIRST OFFER RIGHT. If Tenant is not in default of any term or provision of the Lease, Tenant shall have the right only during the initial Lease Term (not any extended term) of the Lease to lease the Expansion Space solely in accordance with the terms of this section 3 and all subsections hereof; provided, however, that such expansion right shall not be applicable to (i) a renewal or extension, whether by exercise of any option or right by the existing tenant under the Stryker Lease, or any assignee of such existing tenant, or by agreement by the parties to the Stryker Lease in each such party's sole and absolute discretion, even if no option or right to extend or renew was otherwise available, or (ii) any lease of all or any portion of the Expansion Space pursuant to any expansion options or similar rights granted to any other existing tenant pursuant to its lease. The foregoing right of first offer to expand automatically shall terminate and be of no further force or effect if for any reason (a) the building containing the Expansion Space currently owned by SJT or any portion of the Project owned by Landlord is sold, transferred or otherwise disposed of by said owner, whether voluntarily or by condemnation or threat thereof or foreclosure, trustee sale or deed in lieu thereof, or (b) if the manager or managing member of SJT and Landlord is not affiliated with Divco West Group, LLC, the agent for Landlord. Tenant covenants and agrees to execute any agreement, in recordable form, further evidence such termination when requested by Landlord or SJT, or their respective successors and assigns.


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            3.2  EXPANSION RIGHT PROCEDURE. If the Expansion Space will be available for lease, as determined by SJT in its sole and absolute discretion, at any time during the six month period following delivery of the Expansion Notice (hereinafter defined), Landlord shall notify Tenant that the Expansion Space will be available for lease by Tenant on the rental rates and all other terms and provisions contained in the notice by Landlord or SJT, which terms and provisions may differ from those contained in the Lease (the "Expansion Notice"). Tenant shall have seven (7) calendar days within which to provide written notice to Landlord that Tenant elects to lease such Expansion Space on the terms contained in the Expansion Notice. If Landlord does not receive such written notice within said time period, then it shall be conclusively deemed an election by Tenant not to lease such Expansion Space. If Tenant provides written notice of acceptance of the Expansion Notice but makes any change in the terms for the lease of the Expansion Space contained in the Expansion Notice, then it shall be deemed a rejection of the Expansion Notice. Tenant acknowledges and agrees that the rental rates and other terms for the lease of the Expansion Space will be controlled by SJT in its sole and absolute discretion.

            3.3 EFFECT OF NON-ACCEPTANCE. If Tenant does not accept the offer to lease the Expansion Space contained in the Expansion Notice, SJT shall be free to lease all or any portion of the Expansion Space to any other party on such terms proposed in the Expansion Notice, or on any other terms which may be different than the terms in the Expansion Space, and this right of first offer to lease the Expansion Space shall be null and void and of no further force and effect, notwithstanding that SJT may or may not actually lease all or any portion of the Expansion Space to other parties. Tenant acknowledge that SJT shall have the right to lease portions of the Expansion Space to different parties.

            3.4 ELECTION TO EXPAND. If Tenant elects to expand as provided under section 3 and its subsections of this Amendment, Tenant shall enter into a new lease with SJT separate and apart from the Lease, but on the terms contained in the Expansion Notice. Tenant shall execute and deliver such new lease, substantially in the form of the Lease or the lease form then being used by SJT, within ten (10) days after receipt of the proposed lease form from SJT.

            3.5 RIGHT PERSONAL. The foregoing right of first offer set forth in section 3 and all subsections thereof is personal to the original party signing the Lease as Tenant, but may not be transferred or assigned to or exercised by any assignee, sublessor other transferee under a Transfer.

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